UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 15, 2007

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KRAFT FOODS INC.
(Exact Name of Registrant as Specified in Charter)
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Virginia (State or other jurisdiction of incorporation)	1-16483 (Commission File Number)	52-2284372 (I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois (Address of Principal Executive Offices)	60093-2753 (Zip Code)

Registrant’s telephone number, including area code: (847) 646-2000

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

X        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2007, Kraft Foods Inc. (the “Company”) announced that it had entered into a “Reverse-Morris Trust” transaction agreement (the “RMT Transaction Agreement”) dated as of November 15, 2007 among the Company; Cable Holdco, Inc. (“Splitco”), a Delaware corporation and an indirect, wholly-owned subsidiary of the Company; Ralcorp Holdings, Inc. (“Ralcorp”), a Missouri corporation; and Ralcorp Mailman LLC (“Merger Sub”), a Delaware limited liability company and a direct, wholly-owned subsidiary of Ralcorp, pursuant to which the Post cereals business (the “Business”) of the Company will be combined with Ralcorp in a tax efficient transaction.

Pursuant to the RMT Transaction Agreement, a wholly-owned subsidiary of the Company, Kraft Foods Global, Inc. (“Kraft Global”), will incur $300 million in debt (the “RMT Debt”) under a credit facility on the terms and conditions set forth in a commitment letter entered into with certain financial institutions.  Kraft Global will retain the proceeds of the RMT Debt.

Pursuant to the “Contribution” described in the RMT Transaction Agreement, (i) the Company will transfer or cause to be transferred to Cable Newco, LLC (“Newco”), a Delaware limited liability company and a direct, wholly-owned subsidiary of Kraft Global, the U.S. assets of the Business and Newco will assume the U.S. liabilities of the Business and (ii) the limited liability company interests in Newco will be contributed to Splitco.  As consideration in the Contribution, Splitco will assume the RMT Debt obligations and will issue to Kraft Global (x) approximately $662 million in debt securities (the “Splitco Securities”) having terms determined pursuant to the RMT Transaction Agreement (or, under certain circumstances described in the RMT Transaction Agreement, a demand note will be issued instead of the Splitco Securities) and (y) a number of shares of Splitco common stock determined in accordance with a formula set forth in the RMT Transaction Agreement.  In addition, immediately after the short form merger (described below), the Company will transfer or cause to be transferred the Canadian and any other non-U.S. assets to Canadian or other non-U.S. subsidiaries of Ralcorp and those subsidiaries will assume the applicable non-U.S. liabilities.

Kraft Global (i) will distribute all the issued and outstanding shares of Splitco common stock held by Kraft Global to the Company, (ii) will transfer the RMT Debt proceeds to the Company in retirement of outstanding intercompany debt and (iii) may transfer the Splitco Securities to the Company in retirement of outstanding intercompany debt.  The Company will use the proceeds of the RMT Debt and the Splitco Securities to repay debt obligations of the Company.

 Pursuant to the RMT Transaction Agreement, the Company will distribute the shares of Splitco common stock to its shareholders (and possibly to a limited number of holders of Company deferred stock awards).  At the Company’s election, it may distribute the Splitco common stock by means of a pro rata dividend in a spin-off or pursuant to an exchange offer in a split-off, or a combination of a spin-off and a split-off (the “Distribution”).  The Company has not yet made a decision as to the form of the Distribution.

Immediately after the Distribution, Splitco will merge with and into Merger Sub (the “Merger”), whereby each issued share of Splitco common stock will be converted into the right to receive one fully paid and nonassessable share of Ralcorp’s common stock.

Consummation of the transactions contemplated by the RMT Transaction Agreement will result in the Company’s shareholders holding approximately 54% of Ralcorp’s common stock and existing Ralcorp shareholders holding approximately 46% of Ralcorp’s common stock immediately after the Merger, in each case on a fully diluted basis.

Immediately following the Merger, Merger Sub will merge with and into Ralcorp in a “short form” merger.  Upon consummation of the short form merger, the RMT Debt and the Splitco Securities will become debt obligations of Ralcorp.

Consummation of the transactions contemplated by the RMT Transaction Agreement is subject to customary joint closing conditions, including the absence of legal impediments to the consummation of the transactions, the receipt of governmental approvals with respect to or the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Competition Act (Canada), the effectiveness of certain filings with the Securities and Exchange Commission and approval by Ralcorp’s shareholders of the issuance of Ralcorp common stock in the Merger.  In addition, it is a condition to the Company’s obligations that the Company receive tax opinions and a favorable ruling from the Internal Revenue Service with respect to certain aspects of the transactions.

The foregoing description of the RMT Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the RMT Transaction Agreement, which is filed as Exhibit 2.1 hereto, and incorporated into this report by reference.  All stockholders of the Company are urged to read the RMT Transaction Agreement carefully and in its entirety.  The RMT Transaction Agreement has been included to provide you with information regarding its terms.  It is not intended to provide any other factual information about the Company.

The RMT Transaction Agreement contains representations and warranties that the Company, on the one hand, and Ralcorp and Merger Sub, on the other hand, have made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the RMT Transaction Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the contract.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

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Forward-Looking Statements
This report contains forward-looking statements.  Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “will continue”, “is anticipated”, “believe”, “could”, “estimated”, “may”, “plan”, “potential”, “projection”, “target” and “outlook”) are not statements of historical facts and may be forward-looking. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in the forward-looking statements. Such factors, include, but are not limited to, pricing actions, delays in consummating the transaction, failure to obtain Ralcorp shareholder approval, regulatory actions or delays related to the particular brands included in the transaction, receipt of an IRS ruling approving the tax-free status of the transaction, failure to recognize expected cost savings from our restructuring program and increased competition.  For additional information on these and other factors that could affect our forward-looking statements, see our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statements in this report.

Additional Information
In connection with the proposed transaction between Ralcorp and the Company, Ralcorp will file a registration statement on Form S-4 with the SEC.  Such registration statement will include a proxy statement of Ralcorp that also constitutes a prospectus of Ralcorp, and will be sent to the shareholders of Ralcorp.  Shareholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about the Company, Ralcorp and the proposed transaction.  The proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents (when they are available) can also be obtained free of charge from the Company upon written request to Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093, or by calling (847) 646-5494, or from Ralcorp, upon written request to Ralcorp Holdings, Inc., 800 Market Street, Suite 2900, St. Louis, Missouri 63101, or by calling (314) 877-7113.

Participants in the Proposed Transaction
This communication is not a solicitation of a proxy from any security holder of Ralcorp and shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  However, the Company, Ralcorp and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC.  Information about the directors and executive officers of the Company may be found in its 2006 Annual Report on Form 10-K filed with the SEC on March 1, 2007, definitive proxy statement relating to its 2007 Annual Meeting of Shareholders filed with the SEC on March 13, 2007 and current report on Form 8-K filed with the SEC on November 7, 2007.  Information about the directors and executive officers of Ralcorp may be found in its 2006 Annual Report on Form 10-K filed with the SEC on December 13, 2006, definitive proxy statement relating to its 2006 Annual Meeting of Shareholders filed with the SEC on December 13, 2006 and current report on Form 8-K filed with the SEC on October 2, 2007.  These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	RMT Transaction Agreement, among Kraft Foods Inc., Cable Holdco, Inc., Ralcorp Holdings, Inc. and Ralcorp Mailman LLC., dated as of November 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Inc.

By:	/s/ Carol J. Ward
Name Carol J. Ward
Title Vice President and Corporate Secretary

Date:  November 20, 2007

EXHIBIT INDEX

Exhibit	Description
2.1	RMT Transaction Agreement, among Kraft Foods Inc., Cable Holdco, Inc., Ralcorp Holdings, Inc. and Ralcorp Mailman LLC., dated as of November 15, 2007.